Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Chemtura Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-21246, 33-42280, 33-67600, 333-62429, 333-60422, 333-87035, 333-71030, 333-71032, 333-87886, 333-123857, 333-126341, and 333-136217) on Form S-8 and registration statements (Nos. 333-123857, 333-119641, 333-35678, and 333-83901) on Form S-4 of Chemtura Corporation of our report dated March 17, 2008, with respect to the consolidated balance sheets of Chemtura Corporation and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of Chemtura Corporation.

Our report with respect to the consolidated financial statements includes an explanatory paragraph which states that as discussed in Note 1 to Notes to Consolidated Financial Statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements” as of January 1, 2006, and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006, and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” as of January 1, 2007.

Our report with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to the Company’s review of its income tax accounts has been identified and included in management’s assessment as of December 31, 2007.

/s/ KPMG LLP

Stamford, Connecticut

March 17, 2008